UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 26, 2021

GENERATIONS BANCORP NY, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39883	85-3659943
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

20 East Bayard Street, Seneca Falls, New York		13148
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (315) 568-5855

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock, $0.01 par value per share	GBNY	The Nasdaq Stock Market, LLC
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company   ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Generations Bancorp NY, Inc. (the “Company”), the holding company of Generations Bank (the “Bank”), today announced that the Company has appointed Angela Krezmer to serve as the Company’s chief financial officer, effective June 7, 2021. At this date, Ms. Krezmer will replace Menzo Case, President and CEO of the Company, who has been serving as interim principal financial officer.

Ms. Krezmer, age 35, is currently Chief Financial Officer of Prosper Bank, Coatesville, Pennsylvania, a position she will hold until June 4, 2021 and which she has held since June 2020. Prior to this, Ms. Krezmer served for more than a decade at Fairport Savings Bank, Fairport, New York where she held various positions including, most recently, Chief Financial Officer.  Ms. Krezmer holds a Bachelor of Science in Accounting from Rochester Institute of Technology and is a graduate of the American Bankers Association Stonier Graduate School of Banking program.
Ms. Krezmer is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

The Company issued a press release dated April 26, 2021 announcing the appointment of Ms. Krezmer which is furnished herewith and incorporated herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release dated April 26, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENERATIONS BANCORP NY, INC.

DATE: April 26, 2021	By: /s/ Menzo D. Case
Menzo D. Case
President and Chief Executive Officer